Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ranger Energy Services, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220018 and 333-231818) and Form S-3 (No. 333-257043) of Ranger Energy Services, Inc. of our report dated March 30, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Houston, Texas
March 30, 2022